Hohn Engineering, PLLC
2708 1st Avenue North, Suite 200
Billings, MT 59101
Tel 406-655-3381	Fax 406-655-3383	Email: hohneng@hohneng.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name Hohn Engineering, PLLC and of references to Hohn Engineering, PLLC and to the inclusion of and references to our report, or information contained therein, dated January 30, 2012, prepared for FX Energy in the FX Energy, Inc. annual report on Form 10-K for the year ended 31st December 2011, and the incorporation by reference to the report prepared by Hohn Engineering, PLLC into FX Energy, Inc.'s previously filed registration statements listed below:

Form	SEC File No.	Effective Date

S-3	333-155718	June 29, 2009
S-3	333-171029	December 7, 2010
S-8	333-112717	February 11, 2004
S-8	333-128299	September 14, 2005
S-8	333-176973	September 23, 2011

HOHN ENGINEERING, PLLC

/s/ Thomas K. Hohn

Thomas K. Hohn
Registered Professional Petroleum Engineer
March 9, 2012

[Montana Professional Engineer Seal]